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Morgans Hotel Group Co.

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On April 16, 2013, Morgans Hotel Group Co. issued a press release containing a statement to its shareholders. A copy of the press release is set forth below.

MORGANS HOTEL GROUP ISSUES STATEMENT TO SHAREHOLDERS

New York, April 16, 2013 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“Morgans” or the “Company”), the New York-based hospitality management company, today issued the following statement to its shareholders:

“Given the needlessly inflammatory and disingenuous statements in the latest press release issued by OTK Associates in support of their effort to take complete control of our Company for no consideration, we urge shareholders to review our upcoming earnings announcement, prospectus related to the rights offering and our proxy statement and other materials which will be filed with the SEC in the coming weeks. In these filings, we will reinforce the strategic and financial rationale for the transformative transaction we announced on April 1st, its numerous benefits for shareholders and key background details. We will, for example, highlight that we hired a leading firm to market the Delano South Beach to prospective buyers and that the transaction entered into was the most attractive for Morgans and all our shareholders.

Considering the fact that OTK has a representative on the Board who was a member of the special transaction committee formed in December 2011 to evaluate, negotiate and recommend to the Board various deleveraging and other strategic alternatives, including a possible sale of the Delano South Beach, we are troubled by OTK’s accusation that the Board has not provided “evidence” that it allowed a competitive process to be completed in earnest for this asset. OTK’s representative on the Board was a member of the committee that oversaw this evaluation process for over 15 months, and any suggestion by OTK that a competitive process did not occur is disingenuous. As would be customary, the Company will provide additional details about this 15-month evaluation process undertaken by the special transaction committee in its upcoming SEC filings.

We do not believe it is productive to engage in an escalating battle of press releases with OTK. Rather, we will disclose the relevant facts in our filings with the SEC as would be customary and in accordance with SEC rules. We are confident our shareholders will appreciate receiving the facts in a fair and balanced presentation rather than through OTK’s self-serving press releases. We believe our shareholders will benefit from this transformative transaction and our plan to grow and maximize shareholder value in the long-term.”

Additional Information and Where to Find It

The Company will be filing a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company’s 2013 proxy statement when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov or the Company’s website at www.morganshotelgroup.com.

The Company, its directors and its executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders. Information regarding the persons who may, under the applicable rules and regulations of the SEC, be considered participants in the solicitation of stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the 2013 proxy statement and the other relevant documents to be filed with the SEC. Information concerning the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 6, 2013, and the Company’s definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 16, 2012.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach and Marrakech, Mondrian in Los Angeles, South Beach and New York, Hudson in New York, Morgans and Royalton in New York, Shore Club in South Beach, Clift in San Francisco, Ames in Boston and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other property transactions in various stages of completion, including Delano properties in Las Vegas, Nevada; Cesme, Turkey and Moscow, Russia; Mondrian properties in London, England; Istanbul, Turkey; Doha, Qatar and Baha Mar in Nassau, The Bahamas; and a Hudson in London, England. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. These forward-looking statements reflect our current views about future events, including the Yucaipa transaction, the rights offering and related transactions, and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; our levels of debt, our ability to refinance our current outstanding debt, repay outstanding debt or make payments on guaranties as they may become due, our ability to access the capital markets and the ability of our joint ventures to do the foregoing; our history of losses; our ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in our industry and the markets where we invest; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, terrorist attacks, the threat of terrorist attacks and similar disasters; risks related to the completion or failure to complete the Yucaipa transaction, the rights offering and related transactions; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts

Investors:	Richard Szymanski, Morgans Hotel Group Co., +1-212-277-4188

Media:	Lex Suvanto/Neil Maitland, Abernathy MacGregor +1-212-371-5999, LEX@abmac.com/NAM@abmac.com